Exhibit 24
POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby
constitutes and appoints each of DIANE M. FRENIER, ESQ. and EDWARD P.
BROMLEY III, ESQ. signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Inspire Pharmaceuticals, Inc.
 (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and
Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
 Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended. The undersigned further acknowledges that the foregoing attorneys-in-fact shall not be liable for any liability that results from a judgment error that was made in good faith.  The attorneys-in-fact shall be liable only for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney.  The undersigned shall indemnify and hold the attorneys-in-fact harmless from any liability resulting hereunder, except to the extent such liability arises from the attorney-in-fact's willful misconduct or failure to act in good faith while acting under the authority of this Power of Attorney.
 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing
attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 30th day of September, 2002.

Signature:  /s/ Benjamin R. Yerxa

Print Name:  Benjamin R. Yerxa

WITNESS:

/s/ Gregory Mossinghoff
Name:
??

_____________________
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-2-609.514.8544ebromley@reedsmith.com

PRCLIB-0299799.01-EPBROMLE
March 16, 2004  11:29 AM